UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2012

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415)-946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

And 2.06    Material Impairments.

Termination and Release Agreement

On July 9, 2012, the Company entered into a Termination and Release Agreement (the “ISD Termination Agreement”) with Innovative Software Direct plc (“ISD”), its subsidiary Powerdial Services Limited, a UK company in administration (“Powerdial”) and the ISD Administrators in the United Kingdom (“UK Administrators”) whereby 2,400,000 shares of common stock, which were held by the UK Administrators, were returned to the Company and cancelled in exchange for $2,100 in processing fees and a mutual release of liabilities.  Simultaneously, the contemplated acquisition of Powerdial from ISD was terminated.  The Company was and continues to be, an unsecured creditor of ISD for $150,000, which will most likely be written off. In addition, the company and UK administrator consider this transaction as null and void ab initio, as Powerdial went into forced administration before any indicia of ownership or consideration could pass, and therefore will not be included in the Company’s consolidated financial statements.

A copy of the ISD Termination Agreement is filed as an exhibit to this Report.

Settlement Agreement with former CFO

On September 5, 2012, the Company entered into a Termination and Release Agreement (the “Scott Settlement”) with Mark Scott, the Company’s former Chief Financial Officer, which terminated all previous employment, consulting, release or other agreements of the parties, and released one another from any and all claims and liabilities, pending completion of settlement payments.  Mr. Scott resigned from all positions with the Company on June 30, 2011. As previously reported on April 30, 2012 Mr. Scott had entered a claim totaling $167,598.  Mr. Scott had also entered into previous settlement arrangements with the Company.  Under the terms of the Scott Settlement Agreement, the Company will pay Mr. Scott an aggregate of $15,000 in four payments commencing September 15, 2012 through December 15, 2012.  In addition, Mr. Scott will receive 200,000 shares of IA Global Stock. 100,000 of these settlement shares will be restricted and 100,000 will be unrestricted.

A copy of the final Scott Settlement Agreement is filed as an exhibit to this Report.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Other Director

On May 11, 2012, Mr. Mark Lev resigned as a member of the Board of Directors, effective as of May 11, 2012.  Mr. Lev’s resignation from the Board was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.  Mr. Lev has received a copy of this disclosure contained in this Current Report on Form 8-K prior to filing and has not disagreed with the statements herein.  A copy of correspondence from Mr. Lev is enclosed herewith.

Settlement Agreement with former CFO

As disclosed above, the Company entered into the Scott Settlement Agreement with Mark Scott, the Company’s former Chief Financial Officer through June 30, 2011.  Details of the settlement are provided above in Item 1.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits.

The following shall be deemed filed or furnished with this Report.

Exhibits

10.1

Termination and Release Agreement by and among IA Global, Inc., Innovative Software Direct plc., and Powerdial Systems, Limited, acting by its joint administrators, and the PSL Administrators, dated as of July 9, 2012.  (filed)

10.2

Termination and Release Agreement by and between Mark E. Scott and IA Global, Inc., dated as of September 5, 2012.  (filed)

17.1

Correspondence of Mark I. Lev on resignation. (filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated:  September 14, 2012

By: /s/ Brian Hoekstra

Brian Hoekstra

Secretary